UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 9, 2008

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

American International Building, 29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 9, 2008, IPCRe Limited (“IPCRe”), a wholly-owned subsidiary of IPC Holdings, Ltd., executed a Custody Agreement (the “New Custody Agreement”) with Mellon Bank, N.A. (“Mellon”), pursuant to which Mellon is appointed custodian for certain portfolio assets of IPCRe, effective as of January 1, 2008. Mellon shall perform or cause its agents or subcustodians to perform the duties as set forth in the New Custody Agreement. The New Custody Agreement may be terminated by either party upon 90 days’ notice in writing to the other party. Mellon shall be entitled to compensation for services under the New Custody Agreement as mutually agreed from time to time based on the custodial account’s balance.

A copy of the New Custody Agreement is filed with this Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On January 9, 2008, IPCRe executed a Discretionary Investment Management Agreement (the “New Investment Management Agreement”) with AIG Investments Europe Ltd. (“AIGIE”), pursuant to which AIGIE is appointed investment manager for IPCRe’s portfolio assets, effective as of December 20, 2007. AIGIE will provide the investment management services subject to IPCRe’s investment objectives and guidelines, as set forth in the New Investment Management Agreement. The New Investment Management Agreement may be terminated by IPCRe at any time by written notice to AIGIE; AIGIE may terminate the New Investment Management Agreement on 30 days’ written notice to IPCRe. IPCRe will pay quarterly fees to AIGIE based on the different asset types in the managed portfolio (e.g., fixed income and money market instruments, equities and hedge funds). The investment policy guidelines referenced therein are consistent with IPC’s existing investment policy guidelines, as described in IPC’s Annual Report on Form 10-K for the period ended December 31, 2006. IPCRe’s board of directors will periodically review AIGIE’s performance under the New Investment Management Agreement.

A copy of the New Investment Management Agreement is filed with this Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective December 31, 2007, IPCRe terminated the Custody Agreement (as amended) dated June 1993 between AIG Global Investment Trust Services Ltd. (“AIGGITS”) and IPCRe (the “Previous Custody Agreement”). The Previous Custody Agreement will be replaced by the New Custody Agreement, which is described above.

AIGGITS provided custody services to IPCRe pursuant to the Previous Custody Agreement. Under the Previous Custody Agreement, AIGGITS received such custody fees as were agreed from time to time with IPCRe.

Effective December 19, 2007, IPCRe terminated the Investment Management Agreement (as amended), dated June 23, 1997, between IPCRe and AIG Global Investment Corp. (Ireland) Limited (“AIGGIC”) (the “Previous Investment Management Agreement”). The Previous Investment Management Agreement will be replaced by the New Investment Management Agreement, which is described above.

AIGGIC provided investment management services to IPCRe pursuant to the Previous Investment Management Agreement, including the management of IPCRe’s investment portfolio, subject to IPCRe’s investment guidelines. Monthly fees payable to AIGGIC under the Previous Investment Management Agreement varied as a function of the month-end market values of IPCRe’s various investment portfolios managed by AIGGIC (fixed income and money market instruments, U.S. equities, global equities and hedge funds).

As a result of the termination of the Previous Investment Management Agreement, the Investment Sub-Advisory Agreement between AIGGIC and AIG Global Investment Corp. (Europe) Ltd. (“AIGGIC (Europe)”), pursuant to which AIGGIC (Europe) advised AIGGIC on the management of IPC’s investment portfolio, is no longer deemed a material contract of IPC Holdings, Ltd. or of any of its affiliates.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description
10.1	Custody Agreement by and between IPCRe Limited and Mellon Bank, N.A., dated January 9, 2008 and effective as of January 1, 2008.

10.2	Discretionary Investment Management Agreement between AIG Investments Europe Ltd. and IPCRe Limited, dated January 9, 2008 and effective as of December 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

	By:	/s/ Melanie J. Saunders
Melanie J. Saunders
Company Secretary
Date: January 14, 2008